Exhibit 1.1b


                                                                  EXECUTION COPY

                                Pricing Agreement

Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated,
Banc of America Securities LLC,
Credit Suisse First Boston Corporation,
J.P. Morgan Securities Inc. and
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

As Representatives of the several
   Underwriters named in Schedule I hereto,

                                                                November 1, 2001

Ladies and Gentlemen:

     XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 1, 2001 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares") consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

     The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                 Very truly yours,

                                 XL Capital Ltd

                                 By:  /s/ Paul S. Giordano
                                      ------------------------------------
                                        Name:  Paul S. Giordano
                                          Title: Executive Vice President,
                                          General Counsel & Secretary

Accepted as of the date hereof:

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated,
Banc of America Securities LLC,
Credit Suisse First Boston Corporation,
J.P. Morgan Securities Inc. and
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated


By: /s/ Goldman, Sachs & Co.
    ---------------------------------------
               (Goldman, Sachs & Co.)

                                   SCHEDULE I


                                 Underwriter                            Number of Firm         Maximum Number of
                                                                         Shares to be               Optional
                                                                          Purchased           Shares Which May be
                                                                                                   Purchased

Goldman, Sachs & Co.............................................            3,797,000              569,550
Morgan Stanley..................................................            1,898,500              284,775
Banc of America Securities LLC..................................              474,625               71,194
Credit Suisse First Boston Corporation..........................              474,625               71,194
J.P. Morgan Securities Inc.                                                   474,625               71,194
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated..................................................              474,625               71,194
ABN AMRO Rothschild LLC.........................................               58,000                8,700
Credit Lyonnais Securities (USA) Inc............................               58,000                8,700
Dowling & Partners Securities, LLC..............................               58,000                8,700
Dresdner Kleinwort Wasserstein Securities LLC...................               58,000                8,700
Fox-Pitt, Kelton Inc............................................               58,000                8,700
Keefe, Bruyette & Woods, Inc....................................               58,000                8,700
Robertson Stephens Inc..........................................               58,000                8,700
        Total...................................................            8,000,000            1,200,000
                                                                      ===============       ==============

                                   SCHEDULE II


Title of Designated Shares:

Class A Ordinary Shares, par value $0.01 per share

Number of Designated Shares:

Number of Firm Shares:  8,000,000

Maximum Number of Optional Shares:  1,200,000

Initial Offering Price to Public:

U.S. $89.00 per Share

Purchase Price by Underwriters:

U.S. $85.66 per Share

Commission Payable to Underwriters:

U.S. $3.34 per Share

Form of Designated Shares:

Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the direction of the Representatives

Specified Funds for Payment of Purchase Price:

Federal (same-day) funds

Describe any lock-up provisions with respect to the Designated Shares

Chairman & Director - 30 day lock-up
President and Chief Executive Officer and Director - 30 day lock-up XL Capital Ltd - 60 day lock-up

Time of Delivery:

10:00 a.m. (New York City time), November 7, 2001

Time of Delivery Location:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017

Names and Addresses of Representatives:

Designated Representatives and Address for Notices, etc.:

Goldman, Sachs & Co.
85 S. Broad Street
New York, N.Y.  10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, N.Y.  10004

Banc of America Securities LLC
600 Montgomery Street
San Francisco, CA  94111

Credit Suisse First Boston Corporation
277 Park Avenue
New York, N.Y.  10172

J.P. Morgan Securities Inc.
60 Wall Street
New York, NY  10760

Merrill Lynch & Co.
222 Broadway - 4th Floor
New York, N.Y.  10038

Other Terms:

Will close through The Depository Trust Company